AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 2007



                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549

                                 FORM S-8

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            PETMED EXPRESS, INC.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)

        Florida                                         65-0680967
------------------------                             -------------------
(State of incorporation)                              (I.R.S. Employer
                                                     Identification No.)

                            1441 S.W. 29th Avenue
                          Pompano Beach, Florida 33069
        -------------------------------------------------------------
        (Address, including zip code, of Principal Executive Offices)

                  2006 OUTSIDE DIRECTOR EQUITY COMPENSATION
                             RESTRICTED STOCK PLAN
                  -----------------------------------------
                            (Full title of the plan)

                               Mr. Menderes Akdag
                            Chief Executive Officer
                              PetMed Express, Inc.
                             1441 S.W. 29th Avenue
                          Pompano Beach, Florida 33069
                                 (954) 979-5995
         ----------------------------------------------------------
         (Name, address, and telephone number, including area code, of agent for service)

                                   Copies to:

                             Roxanne K. Beilly, Esq.
                      Schneider Weinberger and Beilly LLP
                      2200 Corporate Boulevard, Suite 210
                            Boca Raton, Florida 33431
                             (561)362-9595 telephone
                             (561)361-9612 telecopier

                       CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------
Title of securities       Amount to be     Proposed       Proposed      Amount of
 to be registered          registered       maximum       maximum     registration
                                         offering price   aggregate       fee
                                          per share (1)   offering
                                                          price (1)
-----------------------------------------------------------------------------------
Common stock, par value     200,000          $14.89       $2,978,000     $91.42
$0.001 per share (2)
-----------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457 under the Act, the offering price and registration fee are based on a price of $14.89 per share, which price is an average of the high and low prices of the Common Stock as reported by the NASDAQ Global Select Market on August 6, 2007.

(2) Pursuant to Rule 416, there are also being registered such additional and indeterminable number of shares of common stock as may be issuable due to adjustments for changes resulting from stock dividends, stock splits and/or similar transactions.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    This Registration Statement registers 200,000 shares of common stock, $0.001 par value (the "Shares"), of PetMed Express, Inc. (the "Company", "we", "our" or "us") that may be issued and sold under the PetMed Express, Inc. 2006 Outside Director Equity Compensation Restricted Stock Plan (the "Plan"), and any additional shares which may be issued under the Plan as a result of a stock split, stock dividend or other anti-dilution provision.

Item 1.  Plan Information

    Items 1 and 2 of this Part I, and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Form S-8, constitute the first prospectus ("Plan Prospectus") relating to issuances to our non-employee directors of up to 156,000 shares of common stock pursuant to the Plan. Pursuant to the requirements of Form S-8 and Rule 428, we will deliver or cause to be delivered to Plan participants any required information as specified by Rule 428(b)(1). The second prospectus ("Resale Prospectus"), may be used in connection with reoffers and resales, made on a delayed or continuous basis in the future, as provided in Rule 415 under the Securities Act of 1933, as amended ("Securities Act"), of shares of common stock of the Company acquired by Plan participants who are our "affiliates" as such term is defined in Rule 405 under the Securities Act, which shares constitute "control securities" as such term is defined in General Instruction C to Form S-8. The Plan Prospectus has been omitted from this Registration Statement as permitted by Part I of Form S-8. The Resale Prospectus is filed as part of this Registration Statement as required by Form S-8.

Item 2.  Company Information and Director Plan Annual Information

    We will provide without charge, upon written or oral request, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. These documents are incorporated by reference in the Section 10(a) Plan Prospectus. We will also provide without charge, upon written or oral request, all other documents required to be delivered to recipients pursuant to Rule 428(b). Any and all such requests shall be directed to PetMed Express, Inc., attention Bruce Rosenbloom, Chief Financial Officer, at our principal office at 1441 S.W. 29th Avenue, Pompano Beach, Florida 33069, telephone number (954) 979-5995.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    No person has been authorized by us to give any information or to make any representation other than as contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any distribution of the shares of common stock issuable under the terms of the Plan shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof.

    Our principal offices are located at 1441 S.W. 29th Avenue, Pompano Beach, Florida 33069, telephone number (954) 979-5995. Our fiscal year end is March 31. Information which appears on our website is not part of this prospectus.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

                       REOFFER PROSPECTUS

                       PETMED EXPRESS, INC.

                      1441 S.W. 29th Avenue
                   Pompano Beach, Florida 33069
                          (954) 979-5995

                  200,000 Shares of Common Stock

    This prospectus forms a part of a Registration Statement which registers an aggregate of 200,000 shares of common stock issued or issuable from time to time under the PetMed Express, Inc. 2006 Outside Director Equity Compensation Restricted Stock Plan (the "Plan").

    This prospectus covers the resale of shares of common stock granted under the Plan (1) by persons who are our "affiliates" within the meaning of federal securities laws or (2) by persons who hold "restricted securities" acquired under the Plan whether or not held by affiliates. We will not receive any proceeds from sales of shares by selling security holders. Selling security holders may sell all or a portion of the shares from time to time either directly in private transactions, or through one or more brokers or dealers on the NASDAQ Global Select Market, or any other market or exchange on which the common stock is quoted or listed for trading, at such prices and upon such terms as may be obtainable. These sales may be at fixed prices (which may be changed), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

    Our common stock is traded on the NASDAQ Global Select Market under the symbol "PETS." On August 6, 2007, the closing price of a share of our common stock on the NASDAQ Global Select Market was $15.01 per share.

    Upon any sale of the common stock by a selling security holder, any participating agents, brokers, dealers or market makers may be deemed to be underwriters as that term is defined in the Securities Act, and commissions or discounts or any profit realized on the resale of such securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

    No underwriter is being utilized in connection with this offering. We will pay all expenses incurred in connection with this offering and the preparation of this Resale Prospectus.

    THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 3.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

    The date of this prospectus is August 7, 2007.

    When used in this prospectus, the terms "PetMed Express," "we," "our," and "us" refer to PetMed Express, Inc., a Florida corporation, and our subsidiaries. The information which appears on our website is not part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

    We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, in accordance therewith, we file reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

         Public Reference Room Office
         100 F Street, N.E.
         Room 1580
         Washington, D.C. 20549

    You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

    We have filed with the Commission a Registration Statement on Form S-8 under the Securities Act to register with the Commission the resale of the shares of the Common Stock described in this Resale Prospectus. This Resale Prospectus is part of that Registration Statement, and provides you with a general description of the shares of the Common Stock being registered, but does not include all of the information you can find in the Registration Statement or the exhibits. You should refer to the Registration Statement and its exhibits for more information about us, and the shares of Common Stock being registered.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by us with the SEC are incorporated herein by reference and made a part hereof:

    - The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2007, filed on June 4, 2007,
    - The Company's Proxy Statement for the Company's Annual Meeting of Stockholders, filed with the Commission on June 29, 2007, and
    - The updated description of common stock contained in our Registration Statement on Form 10-SB12G, filed on January 10, 2000, including any amendment or report filed for the purpose of updating such description.

    In addition, all reports and documents filed by us pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Resale Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus. Nothing in this Resale Prospectus shall be deemed to incorporate information furnished by us, but not filed with the Commission, pursuant to Items 2.02, 7.01 or 9.01 of Form 8-K.

    We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the Resale Prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Resale Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to the Corporate Secretary, PetMed Express, Inc., 1441 S.W. 29th Avenue, Pompano Beach, Florida 33069, telephone number (954) 979-5995.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This Resale Prospectus and the documents incorporated by reference herein contain "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of
Section 27A of the Securities Act and Section 21E of the Exchange Act (which Sections were adopted as part of Private Securities Litigation Reform Act of 1995). While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the caption "Risk Factors." In addition, we operate in a highly competitive and rapidly changing environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statement.

THE COMPANY

    PetMed Express, Inc. and subsidiaries, d/b/a 1-800-PetMeds, is a leading nationwide pet pharmacy. The Company markets prescription and non-prescription pet medications, and other health products for dogs, cats, and horses direct to the consumer. The Company offers consumers an attractive alternative for obtaining pet medications in terms of convenience, price, and speed of delivery. The Company markets its products through national television, online, and direct mail/print advertising campaigns, which aim to increase the recognition of the "1-800-PetMeds" brand name, increase traffic on its website at www.1800petmeds.com, acquire new customers, and maximize repeat purchases.

RISK FACTORS

    Before you invest in our securities, you should be aware that there are various risks. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business. You should consider carefully these risk factors, together with all of the other information included in this prospectus before you decide to purchase our securities. If any of the following risks and uncertainties develops into actual events, our business, financial condition or results of operations could be materially adversely affected and you could lose your entire investment in our company.


There can be no assurances that we can sustain profitable operations in future periods.

    We reported net income of $14,444,000, $12,064,000, and $8,010,000 for the fiscal years ended March 31, 2007, 2006, and 2005, respectively. Our profitability during fiscal 2007 was due to increases in our reorder and new order revenue. There are no assurances we will continue to generate revenues at this increased level, or that we will remain profitable during fiscal 2008 and beyond. If our operations were to cease being profitable, our liquidity in future periods would be adversely affected.

We may fail to comply with various state regulations covering the dispensing of prescription pet medications. We could be subject to reprimands, sanctions, probations, fines, suspensions, or the loss of one or more of our pharmacy licenses.

    The sale and delivery of prescription pet medications is generally governed by state laws and state regulations. Since our pharmacy is located in the State of Florida, the Company is governed by the laws and regulations of the State of Florida. Each prescription pet medication sale we make is likely also to be covered by the laws of the state where the customer is located. The laws and regulations relating to the sale and delivery of prescription pet medications vary from state to state, but generally require that prescription pet medications be dispensed with the authorization from a prescribing veterinarian. To the extent that we are unable to maintain our license as a community pharmacy with the Florida Board of Pharmacy, or if we do not maintain the licenses granted by other state boards, or if we become subject to actions by the FDA, or other enforcement regulators, our distribution of prescription medications to pet owners could cease, which could have a material adverse effect on our operations.

    While we make every effort to fully comply with the applicable state rules, laws and regulations, from time to time we have been the subject of administrative complaints regarding the authorization of prescriptions prior to shipment. We cannot assure you that we will not continue to be the subject of administrative complaints in the future. We cannot guarantee you that we will not be subject to reprimand, sanctions, probations, or fines, or that one or more of our pharmacy licenses may not be suspended or revoked.


We currently purchase a portion of our prescription and non-prescription medications from third party distributors and we are not an authorized distributor of these products. We do not have any guaranteed supply of these medications at any pre-established prices.

    For the fiscal years ended March 31, 2007 and 2006, the majority of our sales were attributable to sales of prescription and non-prescription medications. Historically, substantially all the major pharmaceutical manufacturers have declined to sell prescription and non-prescription pet medications directly to us. In order to assure a supply of these products, we purchase medications from various secondary sources, including a variety of domestic distributors. Our business strategy includes seeking to establish direct purchasing arrangements with major pet pharmaceutical manufacturing companies.
If we are not successful in achieving this goal, we will continue to rely upon secondary sources.

    We cannot guarantee that if we continue to purchase prescription and non-prescription pet medications from secondary sources that we will be able to purchase an adequate supply to meet our customers' demands, or that we will be able to purchase these products at competitive prices. As these products represent a significant portion of our sales, our failure to fill customer orders for these products could adversely impact our sales. If we are forced to pay higher prices for these products to ensure an adequate supply, we cannot guarantee that we will be able to pass along to our customers any increases in the prices we pay for these medications. This inability to pass along increased prices could materially adversely affect our financial condition and results of operations.


Our failure to properly manage our inventory may result in excessive inventory carrying costs, which could materially adversely affect our financial condition and results of operations.

    Our current product line contains approximately 750 SKUs. A significant portion of our sales is attributable to products representing approximately 90 SKUs. We need to properly manage our inventory to provide an adequate supply of these products and avoid excessive inventory of the products representing the balance of the SKUs. We generally place orders for products with our suppliers based upon our internal estimates of the amounts of inventory we will need to fill future orders. These estimates may be significantly different from the actual orders we receive. In the event that subsequent orders fall short of original estimates, we may be left with excess inventory. Significant excess inventory could result in price discounts and increased inventory carrying costs. Similarly, if we fail to have an adequate supply of some SKUs, we may lose sales opportunities. We cannot guarantee that we will maintain appropriate inventory levels. Any failure on our part to maintain appropriate inventory levels may have a material adverse effect on our financial condition and results of operations.

Resistance from veterinarians to authorize prescriptions, or attempts/efforts on their part to discourage pet owners to purchase from internet pharmacies could cause our sales to decrease and could materially adversely affect our financial condition and results of operations.

   Since we began our operations some veterinarians have resisted providing our customers with a copy of their pet's prescription or authorizing the prescription to our pharmacy staff, thereby effectively preventing us from filling such prescriptions under state law. Some veterinarians have also tried to discourage pet owners from purchasing from internet pharmacies. Sales of prescription medications represented approximately 29% of our sales for the fiscal year. Although veterinarians in some states are required by law to provide the pet owner with this prescription information, if the number of veterinarians who refuse to authorize prescriptions should increase, or if veterinarians are successful in discouraging pet owners from purchasing from internet pharmacies, our sales could decrease and our financial condition and results of operations may be materially adversely affected.

Significant portions of our sales are made to residents of seven states. If we should lose our pharmacy license in one or more of these states, our financial condition and results of operations would be materially adversely affected.

    While we ship pet medications to customers in all 50 states, approximately 50% of our sales for the fiscal year ended March 31, 2007 were made to customers located in the states of California, Florida, Texas, New York, Pennsylvania, New Jersey, and Virginia. If for any reason our license to operate a pharmacy in one or more of those states should be suspended or revoked, or if it is not renewed, our financial condition and results of operations may be materially adversely affected.


We face significant competition from veterinarians and traditional and online retailers and may not be able to compete profitably with them.

    We compete directly and indirectly with veterinarians for the sale of pet medications and other health products. Veterinarians hold a competitive advantage over us because many pet owners may find it more convenient or preferable to purchase these products directly from their veterinarians at the time of an office visit. We also compete directly and indirectly with both online and traditional retailers of pet medications and health and nutritional supplements. Both online and traditional retailers may hold a competitive advantage over us because of longer operating histories, established brand names, greater resources, and/or an established customer base. Online retailers may have a competitive advantage over us because of established affiliate relationships to drive traffic to their website. Traditional retailers may hold a competitive advantage over us because pet owners may prefer to purchase these products from a store instead of online or through catalog or telephone methods. In order to effectively compete in the future, we may be required to offer promotions and other incentives, which may result in lower operating margins or adversely affect the results of operations.

    We also face a significant challenge from our competitors forming alliances with each other, such as those between online and traditional retailers. These relationships may enable both their retail and online stores to negotiate better pricing and better terms from suppliers by aggregating the demand for products and negotiating volume discounts which could be a competitive disadvantage to us.

The content of our website could expose us to various kinds of liability, which, if prosecuted successfully, could negatively impact our business.

    Because we post product information and other content on our website, we face potential liability for negligence, copyright infringement, patent infringement, trademark infringement, defamation, and/or other claims based on the nature and content of the materials we post. Various claims have been brought, and sometimes successfully prosecuted, against Internet content distributors. We could be exposed to liability with respect to the unauthorized duplication of content or unauthorized use of other parties' proprietary technology. Although we maintain general liability insurance, our insurance may not cover potential claims of this type, or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability that is not covered by insurance, or is in excess of insurance coverage, could materially adversely affect our financial condition and results of operations.


We may not be able to protect our intellectual property rights, and we may be found to infringe on the proprietary rights of others.

    We rely on a combination of trademarks, trade secrets, copyright laws, and contractual restrictions to protect our intellectual property rights. These afford only limited protection. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy our non-prescription private label generic equivalents, when and if developed, as well as aspects of our sales formats, or to obtain and use information that we regard as proprietary, including the technology used to operate our website and our content, and our trademarks.

    Litigation or proceedings before the United States Patent and Trademark Office or other bodies may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain names, and to determine the validity and scope of the proprietary rights of others. Any litigation or adverse priority proceeding could result in substantial costs and diversion of resources, and could seriously harm our business and operating results.

    Third parties may also claim infringement by us with respect to past, current, or future technologies. We expect that participants in our markets will be increasingly involved in infringement claims as the number of services and competitors in our industry segment grows. Any claim, whether meritorious or not, could be time-consuming, result in costly litigation, cause service upgrade delays, or require us to enter into royalty or licensing agreements. These royalty or licensing agreements might not be available on terms acceptable to us or at all.


If we are unable to protect our Internet addresses or to prevent others from using Internet addresses that are confusingly similar, our business may be adversely impacted.

    Our Internet addresses, www.1800petmeds.com, www.1888petmeds.com, www.petmedexpress.com, and www.petmeds.com are critical to our brand recognition and our overall success. If we are unable to protect these Internet addresses, our competitors could capitalize on our brand recognition. We are aware of substantially similar Internet addresses, including www.petmed.com, used by competitors.
Governmental agencies and their designees generally regulate the acquisition and maintenance of Internet addresses. The regulation of Internet addresses in the United States and in foreign countries has changed, and may undergo further change in the near future. Furthermore, the relationship between regulations governing Internet addresses and laws protecting trademarks and similar proprietary rights is unclear. Therefore, we may not be able to protect our own Internet addresses, or prevent third parties from acquiring Internet addresses that are confusingly similar to, infringe upon, or otherwise decrease the value of our Internet addresses.


Since all of our operations are housed in a single location, we are more susceptible to business interruption in the event of damage to or disruptions in our facility.

    Our headquarters and distribution center are located in the same building in South Florida, and all of our shipments of products to our customers are made from this sole distribution center. We have no present plans to establish any additional distribution centers or offices. Because we consolidate our operations in one location, we are more susceptible to power and equipment failures, and business interruptions in the event of fires, floods, and other natural disasters than if we had additional locations. Furthermore, because we are located in South Florida, which is a hurricane-sensitive area, we are particularly susceptible to the risk of damage to, or total destruction of, our headquarters and distribution center and surrounding transportation infrastructure caused by a hurricane. We cannot assure you that we are adequately insured to cover the amount of any losses relating to any of these potential events, business interruptions resulting from damage to or destruction of our headquarters and distribution center, or power and equipment failures relating to our call center or websites, or interruptions or disruptions to major transportation infrastructure, or other events that do not occur on our premises.

A portion of our sales are seasonal and our operating results are difficult to predict and may fluctuate.

    Because our operating results are difficult to predict, we believe that quarter-to-quarter comparisons of our operating results are not a good indication of our future performance. The majority of our product sales are affected by the seasons, due to the seasonality of mainly heartworm and flea and tick medications. Seasonality trends are divided into percentage of sales by quarter. For the quarters ended June 30, 2006, September 30, 2006, December 31, 2006, and March 31, 2007, Company sales were 31%, 27%, 19%, and 23%, respectively.

    In addition to the seasonality of our sales, our annual and quarterly operating results have fluctuated in the past and may fluctuate significantly in the future due to a variety of factors, many of which are out of our control. Factors that may cause our operating results to fluctuate include:

    * Our ability to obtain new customers at a reasonable cost, retain existing customers, or encourage reorders;
    * Our ability to increase the number of visitors to our website, or our ability to convert visitors to our website into customers;
    *    The mix of medications and other pet products sold by us;
    * Our ability to manage inventory levels or obtain an adequate supply of products;
    * Our ability to adequately maintain, upgrade and develop our website, the systems that we use to process customers' orders and payments, or our computer network;
    *    Increased competition within our market niche;
    *    Price competition;
    *    Increases in the cost of advertising;
    * The amount and timing of operating costs and capital expenditures relating to expansion of our product line or operations; and
    * Disruption of our toll-free telephone service, technical difficulties, systems and Internet outages, or slowdowns.

Any change in one or more of these factors could materially adversely affect our financial condition and results of operations in future periods.


Our stock price fluctuates from time to time and may fall below expectations of securities analysts and investors, and could subject us to litigation, which may result in you suffering a loss on your investment.

    The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control. These factors include: quarterly variations in operating results; changes in accounting treatments or principles; announcements by us or our competitors of new products and services offerings, significant contracts, acquisitions or strategic relationships; additions or departures of key personnel; any future sales of our common stock or other securities; stock market price and volume fluctuations of publicly-traded companies; and general political, economic, and market conditions.

    In some future quarter our operating results may fall below the expectations of securities analysts and investors, which could result in a decrease in the trading price of our common stock. In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. We may be the targets of similar litigation in the future. Securities litigation could result in substantial costs and divert management's attention and resources, which could seriously harm our business and operating results.


We may issue additional shares of preferred stock that could defer a change of control or dilute the interests of our common stockholders. Our charter documents could defer a takeover effort which could inhibit your ability to receive an acquisition premium for your shares.

    Our charter permits our Board of Directors to issue up to 5,000,000 shares of preferred stock without stockholder approval. Currently there are 2,500 shares of our Convertible Preferred Stock issued and outstanding. This leaves 4,997,500 shares of preferred stock available for issuance at the discretion of our Board of Directors. These shares, if issued, could contain dividend, liquidation, conversion, voting, or other rights which could adversely affect the rights of our common stockholders and which could also be utilized, under some circumstances, as a method of discouraging, delaying or preventing a change in control. Provisions of our articles of incorporation, bylaws and Florida law could make it more difficult for a third party to acquire us, even if many of our stockholders believe it is in their best interest.


If the selling security holders all elect to sell their shares of our common stock at the same time, the market price of our shares may decrease.

    It is possible that the selling security holders will offer all of the shares for sale. Further because it is possible that a large number of shares of our common stock could be sold at the same time hereunder, the sales, or the possibility thereof, may have a depressive effect on the market price for our common stock and could cause the market price of our common stock to decline.

USE OF PROCEEDS

    We will not receive any of the proceeds from the sale of the common stock by the selling security holders pursuant to this Resale
Prospectus. All proceeds from the sale of the common stock by the selling security holders will be for the account of such selling security holders.

SELLING SECURITY HOLDERS

    As of the date of this Resale Prospectus, 44,000 shares of common stock have been issued under the Plan. The information under this heading relates to resales of shares covered by this prospectus by persons who are our "affiliates" as that term is defined under federal securities laws. These persons will be directors of our company. Shares issued pursuant to this Resale Prospectus to our affiliates are "control" shares under federal securities laws.

    The following table sets forth:

    *    the name of each affiliated selling security holder,
    * the amount of common stock owned beneficially, directly or indirectly, by each affiliated selling security holder,
    * the maximum amount of shares of common stock to be offered by the affiliated selling security holders pursuant to this Resale Prospectus, and
    * the amount of common stock to be owned by each affiliated selling security holder following sale of the shares of common stock.

    Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and includes any securities which the person has the right to acquire within 60 days through the conversion or exercise of any security or other right. The information as to the number of shares of our common stock owned by each affiliated selling security holder is based upon our books and records and the information provided by our transfer agent.

    We may amend or supplement this prospectus from time to time to update the disclosure set forth in the table. Because the selling security holders identified in the table may sell some or all of the shares owned by them which are included in this Resale Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the affiliated selling security holders upon termination of the offering made hereby. We have therefore assumed, for the purposes of the following table, that the affiliated selling security holders will sell all of the shares owned by them, which are being offered hereby, but will not sell any other shares of our common stock that they presently own.

    Grants may be made to affiliates in the future which we are not able to identify at this time. Before any of our affiliates sell any of his or her shares received under the Plan, we will supplement this Resale Prospectus with the required information regarding the names of the persons selling, the total number of shares owned by these persons and the number of shares proposed to be sold under this prospectus.

Name of selling          Number of         Percentage      Number of       Number of     Percentage
security holder          Shares of        of shares of     Shares of       Shares of      of Common
                        Common Stock      Common Stock    Common Stock   Common Stock    Stock Owned
                        Beneficially      Owned Before     Which May     Beneficially     After the
                       Owned Prior to       Offering       be Offered    Owned After      Offering
                        the Offering                                     the Offering
-----------------------------------------------------------------------------------------------------

Gian M. Fulgoni         74,334(1)(2)           *           11,000(2)     63,334(1)            *
Robert C. Schweitzer    66,334(3)(2)           *           11,000(2)     55,334(3)            *
Ronald J. Korn          62,334(4)(2)           *           11,000(2)     51,334(4)            *
Frank J. Formica        49,334(5)(2)           *           11,000(2)     38,334(5)            *

*  less than 1% of the issued and outstanding shares.

(1)  Mr. Fulgoni's holdings include vested options to purchase
6,667 shares of our Common Stock at $8.90 per share until June 2008, 6,667 shares of our Common Stock at $6.60 per share until May 2009, 6,667 shares of our Common Stock at $8.90 per share until June 2009, 6,667 shares of our Common Stock at $6.60 per share until May 2010, and 6,666 shares of our Common Stock at $8.90 per share until June 2010, but exclude options to purchase an additional 6,666 shares of our Common Stock at $6.60, which have not yet vested.

(2) Includes 5,000 restricted shares under the 2006 Outside Director Equity Compensation Restricted Stock Plan, which are subject to forfeiture in the amounts of 1,667 and 1,666 on July 31, 2008, and 2009, respectively, and 6,000 restricted shares under the 2006 Outside Director Equity Compensation Restricted Stock Plan, which are subject to forfeiture in one-third increments on August 3, 2008, 2009, and 2010, respectively, in the event of cessation of service as a director.

(3) Mr. Schweitzer's holdings include vested options to purchase 6,667 shares of our Common Stock at $8.90 per share until June 2008, 6,667 shares of our Common Stock at $6.60 per share until May 2009, 6,667 shares of our Common Stock at $8.90 per share until June 2009, 6,667 shares of our Common Stock at $6.60 per share until May 2010, and 6,666 shares of our Common Stock at $8.90 per share until June 2010, but exclude options to purchase an additional 6,666 shares of our Common Stock at $6.60, which have not yet vested.

(4)  Mr. Korn's holdings include vested options to purchase
6,667 shares of our Common Stock at $8.90 per share until June 2008, 1,667 shares of our Common Stock at $6.60 per share until May 2009, 6,667 shares of our Common Stock at $8.90 per share until June 2009, 6,667 shares of our Common Stock at $6.60 per share until May 2010, and 6,666 shares of our Common Stock at $8.90 per share until June 2010, but exclude options to purchase an additional 6,666 shares of our Common Stock at $6.60, which have not yet vested.

(5)  Mr. Formica's holdings include vested options to purchase
5,000 shares of our Common Stock at $7.90 per share until August 2008, 3,333 shares of our Common Stock at $8.90 per share until June 2008, 6,667 shares of our Common Stock at $6.60 per share until May 2009, 3,333 shares of our Common Stock at $8.90 per share until June 2009, and 10,000 shares of our common stock at $7.90 per share until August 2009, 6,667 shares of our Common Stock at $6.60 per share until May 2010, and 3,334 shares of our Common Stock at $8.90 per share until June 2010, but exclude options to purchase 6,666 shares of our Common Stock at $6.60, which have not yet vested.

PLAN OF DISTRIBUTION

     The shares of Common Stock may be sold from time to time by the selling security holders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the NASDAQ Global Select Market, one or more exchanges or in the over-the-counter market, or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares of common stock may be sold by one or more of the following, without limitation:

     (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     (b) purchases by a broker or dealer as principal and resale by such broker or dealer or for its account pursuant to the Resale Prospectus, as supplemented;

     (c) an exchange distribution in accordance with the rules of such exchange; and

     (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers.

     The selling security holder and sales to and through other broker-dealers or agents that participate with the selling security holder in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     In addition, any securities covered by this Resale Prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Resale Prospectus, as supplemented. From time to time, the selling security holder may engage in short sales, short sales against the box, puts and calls and other transactions in our securities or derivatives thereof, and may sell and deliver the shares in connection therewith. Sales may also take place from time to time through brokers pursuant to pre-arranged sales plans intended to qualify under Commission Rule 10b5-1.

     There is no assurance that the selling security holders will sell all or any portion of the shares of the common stock covered by this Resale Prospectus.

     All expenses of registration of the common stock, other than commissions and discounts of underwriters, dealers or agents, shall be borne by us. As and when we are required to update this Resale
Prospectus, we may incur additional expenses.

LEGAL MATTERS

     The validity of the common stock issuable under the PetMed Express, Inc. 2006 Outside Director Equity Compensation Restricted Stock Plan has been passed upon for us by Schneider Weinberger & Beilly LLP.

EXPERTS

     The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2007 have been so incorporated in reliance on the report of Goldstein Golub Kessler LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents filed by us with the SEC are incorporated herein by reference and made a part hereof:

- The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2007, filed on June 4, 2007,
- The Company's Proxy Statement for the Company's Annual Meeting of Stockholders, filed with the Commission on June 29, 2007, and
- The updated description of common stock contained in our Registration Statement on Form 10-SB12G, filed on January 10, 2000, including any amendment or report filed for the purpose of updating such description.

     In addition, all reports and documents filed by us pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Resale Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus. Nothing in this Resale Prospectus shall be deemed to incorporate information furnished by us, but not filed with the Commission, pursuant to Items 2.02, 7.01 or 9.01 of Form 8-K.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     The Florida Business Corporation Act permits the indemnification of directors, employees, officers and agents of a Florida corporation.
Our articles of incorporation and bylaws provide that we shall indemnify to the fullest extent permitted by the Florida Business
Corporation Act any person whom we may indemnify under the act.

     The provisions of Florida law that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies including injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability for:

     - violations of criminal laws, unless the director has reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe his conduct was unlawful,

     -  deriving an improper personal benefit from a transaction,

     -  voting for or assenting to an unlawful distribution, and

     - willful misconduct or conscious disregard for our best interests in a proceeding by or in our right to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

     The statute does not affect a director's responsibilities under any other law, including federal securities laws.

     The effect of Florida law, our articles of incorporation and our bylaws is to require us to indemnify our officers and directors for any claim arising against those persons in their official capacities if the person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     To the extent indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or control persons, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is unenforceable.

Item 7.  Exemption From Registration Claimed

     As of the date of this Registration Statement, we issued an aggregate of 44,000 shares of our common stock under the 2006 Outside Director Equity Compensation Restricted Stock Plan to 4 of our non-employee directors as a bonus. The shares were valued at $585,720. The recipients were accredited investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The participants had access to business and financial information concerning our company. The issuances were conditioned on further employment or services to us, and each of the recipients had the ability to assess his or her relationship with our company. The issuances were exempt from registration pursuant to Rule 506 of Regulation D of the Securities Act.

Item 8.   Exhibits

5.1      Opinion of Schneider Weinberger & Beilly LLP *
23.1     Consent of Goldstein Golub Kessler LLP *
23.2 Consent of Schneider Weinberger & Beilly LLP (contained in such firm's opinion filed as Exhibit 5.1) *
99.1 PetMed Express, Inc. 2006 Outside Director Equity Compensation Restricted Stock Plan (filed as Exhibit B to our Definitive Proxy Statement on Schedule 14A, filed June 22, 2006 and incorporated herein by reference)

*        filed herewith

Item 9.  Undertakings

   The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

	(iii)	To include any material information with respect to the
plan of distribution not previously disclosed in the Registration
Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the
Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) 	Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pompano Beach, Florida on August 7, 2007.

                          PETMED EXPRESS, INC.


                                By:  /s/ Menderes Akdag
                                -------------------------------------
                                Menderes Akdag
                                Chief Executive Officer and President
                                (principal executive officer)

                                By:  /s/ Bruce Rosenbloom
                                -------------------------------------
                                Bruce Rosenbloom
                                Chief Financial Officer and Treasurer
                                (principal financial and accounting officer)


    In accordance with the Exchange Act, this Registration Statement on Form S-8 has been signed below by the following persons on behalf of the registrant and in the capacities and on August 7, 2007.

	SIGNATURE		TITLE

/s/ Menderes Akdag              Chief Executive Officer and President
-------------------------       (principal executive officer)
Menderes Akdag                  Officer and Director



/s/ Robert C. Schweitzer        Chairman of the Board
-------------------------
Robert C. Schweitzer            Director



/s/ Bruce S. Rosenbloom         Chief Financial Officer and Treasurer
-------------------------       (principal financial and accounting officer)
Bruce S. Rosenbloom             Officer
-------------------------


/s/ Ronald J. Korn              Director
-------------------------
Ronald J. Korn

/s/ Gian M. Fulgoni             Director
-------------------------
Gian M. Fulgoni

/s/ Frank J. Formica            Director
-------------------------
Frank J. Formica